UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 26, 2021

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(619)301-4200

Registrant's telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2021, the Board of Directors of TPT Global Tech, Inc. (the “Company”) appointed Major General John F. Wharton (“General Wharton”), former Commanding General of U.S Army Research, Development and Engineering Command who has been leading the Company’s Global Defense Division, as a director of the Company. Concurrently, General Wharton was appointed as Chairman of the Company’s subsidiary, TPT Global Defense Systems, LLC.

General Wharton has served the Nation for more than three decades and has extensive experience in leadership, technology, acquisition, and logistics. He retired from active military duty on September 30, 2016. He is currently a public and private sector advisor to numerous industries, universities, and governments. In his last military assignment, he was responsible for 75% ($6.2 billion) of the Army's annual R&D budget and led more than 13,000 scientists, engineers and support personnel.

General Wharton has been providing guidance and expertise for TPT’s Global Defense Division and has already been actively helping the Company across internal industry verticals in his capacity as a member of the Global Tech Advisory Board. His work with the Company’s telecoms, satellite, 5G and radar technologies units as well as his proactive involvement and contacts have resulted in expanded opportunities for domestic and international government contracts across geographies ranging from Europe, the Middle East, India, Africa and the Caribbean posturing TPT for future growth.

In his short period of time with the Company, General Wharton’s involvement has substantially aided the business. His involvement includes a wide range of expertise, from assistance in registering businesses to be able to work with the DOD and US Government understanding business processes, introduction to innovation accelerators, business strategy consulting, and submission and on-going technology transitions and commercialization.

General Wharton graduated from the United States Military Academy in West Point, New York in 1981. In addition, his education includes the Quartermaster Basic and Advanced Courses, the Inspector General's Course, the Command and General Staff College. He also holds a Master of Science degree in national security and strategic studies from the Naval War College.

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On August 26, 2021, the Company issued a press release entitled “TPT Global Tech Subsidiary Blue Collar Productions Expands Sales of Original Documentaries and Television Docu-Series.” A copy of the press release is attached hereto as Exhibit 99.1.

On August 30, 2021, the Company issued a press release entitled “TPT Global Tech's Subsidiary, “TPT Asia” Signs initial $240K Contract to Provide Underwater Submarine Fiber Optics Telecommunications Services Between Hong Kong and Singapore.” A copy of the press release is attached hereto as Exhibit 99.2.

On August 31, 2021, the Company issued a press release entitled “TPT Global Tech's SaaS Division Set to Launch Beta Gaming Social Media APP “VOICOPS”.”  A copy of the press release is attached hereto as Exhibit 99.3.

On September 3, 2021, the Company issued a press release entitled “Major General John F. Wharton (U.S. Army Ret) Joins TPT Global Tech Board of Directors.” A copy of the press release is attached hereto as Exhibit 99.4.

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Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
99.1	Press Release, dated August 26, 2021
99.2	Press Release, dated August 30, 2021
99.3	Press Release, dated August 31, 2021
99.4	Press Release, dated September 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:	/s/ Stephen J. Thomas, III
Stephen J. Thomas III,
Title:	Chief Executive Officer

Date: September 3, 2021

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